UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2007

BLUE RIDGE PAPER PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-114032	56-2136509
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

41 Main Street, Canton, North Carolina	28716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (828) 454-0676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2007, Blue Ridge Holding Corp. (“Blue Ridge Holding”), the parent of Blue Ridge Paper Products Inc. (the “Company’), merged with and into Packaging Holdings Inc. (“NewCo”), a wholly owned subsidiary of Evergreen Packaging Inc. (“Evergreen”), with Blue Ridge Holding surviving (referred to herein as the “Merger”).  The Merger was consummated in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of June 13, 2007, as amended, by and among Rank Group, NewCo, Blue Ridge Holding and, solely in its capacity as the Stockholder Representative, KPS Special Situations Fund, L.P. (“KPS”) (referred to herein as the “Merger Agreement”). Prior to the closing, Rank Group transferred ownership of NewCo to its affiliate, Evergreen.

As a result of the Merger, the Company anticipates making a change of control offer to repurchase its outstanding 9.5% Senior Secured Notes (the “Notes”) in accordance with the terms of the Indenture governing the Notes, dated as of December 17, 2003, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee and as Collateral Agent.

In connection with the consummation of the Merger, the Company entered into Amendment No. 9 to its existing Credit Agreement, by and among the Company, as borrower, and the other parties thereto, which, among other things, waives any default or other right that would otherwise arise from the change of control arising from the Merger.  The Amendment to the Credit Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.  Also in connection with the consummation of the Merger, the Rank Group arranged for Blue Ridge Holding’s outstanding Pay-in-Kind (PIK) Senior Subordinated Note held in the name of International Paper Corporation (“International Paper”) to be transferred by International Paper to an affiliate of the Rank Group, Carter Holt Harvey Limited.

In connection with the consummation of the Merger, NewCo entered into two agreements with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the “United Steelworkers”) that addressed the termination of the Company’s Employee Stock Ownership Plan, dated May 14, 1999 (the “ESOP”) and amended in certain respects the Labor Agreement, by and between the Company and the United Steelworkers.  A copy of these agreements in respect of the ESOP and Labor Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.   The Company also entered into a letter agreement with the United Steelworkers providing for a $750 payment to each eligible employee in connection with the termination of a profit sharing plan (which formed a part of the Labor Agreement) effective as of the consummation of the Merger.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Merger and the terms and conditions of the Merger Agreement, the following material definitive agreements were terminated as of July 31, 2007, the effective date of the Merger.  A brief description of the terms and conditions of the agreements and material circumstances surrounding the termination is provided below:

(i)            Management Services Agreement, dated as of May 14, 1999, was initially entered into between the Company and KPS, a majority stockholder of Blue Ridge Holding immediately prior to the Merger, to provide the Company with advisory and management services.  Effective as of October 1, 2003, the Company assigned the obligations under the agreement to Blue Ridge Holding resulting in the management fee ceasing to be one of the Company’s legal obligations.  On January 28, 2005, the Management Services Agreement between KPS and Blue Ridge Holding was amended to terminate any future management fees to KPS, effective January 1, 2005.  Subsequent to the Merger, KPS will no longer be a stockholder of Blue Ridge Holding.

(ii)           The ESOP was established by Blue Ridge Holding for eligible employees of the Company as a means of establishing employee ownership in return for a reduction in employee salaries and wages.  As a result of the consummation of the Merger, the shares of common stock owned by the ESOP were canceled and the ESOP Trustee, on behalf of each ESOP participant, received an amount of cash as calculated pursuant to the Merger Agreement. The ESOP Trustee will distribute the cash to the ESOP participants subsequent to the consummation of the Merger as contemplated by the Merger Agreement.

(iii)          Stockholders’ Agreement, dated as of May 14, 1999, was entered into between Blue Ridge Holding, KPS and certain other stockholders prior to the Merger.  Under the Stockholders’ Agreement, (i) three of the seats on the Company’s board of directors were union designees of United Steelworkers International Union, or USW, which represents approximately 73% of our employees, and one individual was designated by the Company’s salaried workers; (ii) six of the seats were filled by designees of KPS and its affiliate; and (iii) the remaining seat was held by the Company’s chief executive officer.  Subsequent to the Merger, KPS will no longer be a stockholder of Blue Ridge Holding.

(iv)          Blue Ridge Holding Corp. 2005 Employee Stock Unit Plan (the “2005 Unit Plan”) was established by the board of directors of Blue Ridge Holding in March 2005, authorizing a total of 250,000 restricted stock units to be awarded to selected management employees, as determined by the compensation committee of the Company’s board of directors.

(v)           Restricted Stock Unit Award Agreements were granted pursuant to the 2005 Unit Plan, each in the amount of 25,000 restricted stock units of Blue Ridge Holding, to the Company’s Named Executive Officers.  In connection with the Merger and the terms and conditions of the Merger Agreement, each restricted stock unit outstanding immediately prior to the effective time of the Merger vested, if applicable, and became free of any lapse restriction at or prior to the Merger.  Each restrictive stock unit was canceled and each holder was entitled to receive an amount of cash as calculated pursuant to the Merger Agreement.

ITEM 5.01.  CHANGES IN CONTROL OF REGISTRANT.

As a result of the Merger, in accordance with the terms and conditions of the Merger Agreement, a change of control occurred in the voting shares of common stock of the Company indirectly beneficially owned immediately before the Merger.  The total consideration payable under the Merger Agreement is $338 million, subject to adjustment.  All of the voting shares of common stock are now held by Evergreen.  Evergreen financed the amounts to be paid upon completion of the Merger through borrowings under a loan facility with Credit Suisse, Sydney Branch and has loaned the amounts needed to be paid in the Merger to Blue Ridge Holding.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)           As a result of the consummation of the Merger, in accordance with the terms and conditions of the Merger Agreement, all of the directors of the Company’s board of directors serving immediately prior to the Merger resigned effective as of the date of the Merger, other than Richard A. Lozyniak.  The resignation of United Steelworker representatives from the board of the Company was contemplated by letter agreements entered into by NewCo and the United Steelworkers as referenced above.

(b)           Immediately following the consummation of the Merger, the following individuals were appointed to the board of the Company:   Thomas Degnan, Malcom Bundey and Allen Hugli.  Mr. Degnan is also an executive of the Rank Group and is Executive Chairman of Evergreen Packaging Inc.  Mr. Bundey is Vice President and Chief Financial Officer of Evergeen Packaging Inc.  Mr. Hugli is also Chief Financial Officer of the Rank Group and Treasurer of Evergreen Packaging Inc.  Mr. Degnan will become a member of the Audit Committee and Compensation Committee of the Company and Mr. Lozyniak will also join these committees.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE PAPER PRODUCTS INC.

Date: July 31, 2007	By:	/s/ John B. Wadsworth
Name: John B. Wadsworth
Title: Chief Financial Officer